EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the amended Schedule 13D) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Stock, $.001 par value per share of First Advantage Corporation, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby executed this Agreement this 14th day of September, 2005.

FADV HOLDINGS LLC

/s/ Kenneth D. DeGiorgio
Kenneth D. DeGiorgio, Authorized Representative

THE FIRST AMERICAN CORPORATION

/s/ Kenneth D. DeGiorgio
Kenneth D. DeGiorgio, Senior Vice President

FIRST AMERICAN REAL ESTATE INFORMATION SERVICES, INC.

/s/ Kenneth D. DeGiorgio
Kenneth D. DeGiorgio, Vice President

FIRST AMERICAN REAL ESTATE SOLUTIONS LLC

/s/ Kenneth D. DeGiorgio
Kenneth D. DeGiorgio, Vice President